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                                                                   Exhibit 10.24

                              FORM OF MTI AGREEMENT


         THIS AGREEMENT (this "Agreement") is made as of February 26, 1998 (the "Effective Date"), by and between Micron Technology, Inc., a Delaware corporation ("MTI") and MCMS, Inc. (f/k/a Micron Custom Manufacturing Services, Inc.), an Idaho corporation ("MCMS").

                              W I T N E S S E T H:

         WHEREAS, this Agreement is made pursuant to, and is attached as an Exhibit to, that certain Recapitalization Agreement dated as of December 21, 1997, by and among MCMS, Micron Electronics, Inc. ("MEI") and Cornerstone Equity Investors IV, L.P. ("Investor") (the "Recapitalization Agreement");

         WHEREAS, MEI, a majority-owned subsidiary of MTI, has conducted the Business (as defined below) through MCMS and the Transferred Subsidiaries (as defined in the Recapitalization Agreement);

         WHEREAS, MTI is the owner of certain know-how that has been developed in conjunction with, with the input of, or at the request of MCMS and which is used by MCMS in the conduct of the Business;

         WHEREAS, in connection with the transaction contemplated by the Recapitalization Agreement, MCMS and MTI desire to enter into a mutually acceptable agreement concerning such know-how; and

         WHEREAS, the execution and delivery of this Agreement are conditions to the obligations of MEI and Investor under the Recapitalization Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree and declare as follows:

         1. The following terms when used herein with initial capital letter (whether used in the singular or plural form) shall have the meaning set forth in this Section 1. All other capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Recapitalization Agreement.

                  (a) Know-How. The term "Know-How" shall mean all scientific and engineering information, trade secrets, specifications, manufacturing and production processes and techniques, research and development information, designs, plans, proposals, technical data, and other technical know-how developed by MTI as of the Effective Date in conjunction with, with the input of, or at the request of MCMS and which is used by MCMS or its Affiliates as of the Effective Date in the conduct of the Business. Know-How shall be owned by MTI and shall be subject to the terms of this Agreement. Know-How shall not include any of the foregoing
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relating to (i) semiconductor manufacturing, processing or packaging technology
(including BGA or KGD technology), (ii) the testing or assembly of semiconductor components for sale by MCMS of such components other than as part of a memory module, or (iii) technology developed by MCMS at MTI's request and expense for use in association with the design, assembly and testing of products manufactured by MCMS for MTI. Items (i), (ii) and (iii) above shall be owned by MTI.

                  (b) Patent. The term "Patent" shall mean any United States or foreign patent issued with respect to Know-How as of the Effective Date.

                  (c) Business. The term "Business" shall mean the design, assembly and testing of custom complex printed circuit boards (including memory intensive module products) and system level assemblies for third party electronics original equipment manufacturers primarily in the networking, telecommunications and computer systems industries, in which MCMS is engaged as of the Effective Date.

         2. MTI hereby agrees to forbear from taking any action or instituting any claim or legal or other proceeding against MCMS or any Subsidiary of MCMS existing as such as of the Effective Date before any court or administrative body of competent jurisdiction with respect to the use of the Know-How by MCMS or any Subsidiary of MCMS existing as such as of the Effective Date in the conduct of the Business. MTI and MCMS agree that MTI's forbearance described herein shall not inure to the benefit of (i) any successor in interest to the Business of MCMS without MTI's prior written consent, which consent shall not be unreasonably withheld, or (ii) to any third party who purchases products or services from MCMS.

         3. Notwithstanding anything in this Agreement to the contrary, it is understood and agreed between the parties that this Agreement does not grant MCMS or its Subsidiaries any rights with respect to any patent or patent application now or hereafter owned by MTI. MTI does, however, represent and warrant to MCMS that to its knowledge, without further inquiry, the operation of the Business by MCMS and its Subsidiaries as of the Effective Date does not infringe any Patent(s) owned by MTI. This representation and warranty is personal to MCMS and shall not operate to shield or protect any third party purchaser from MCMS for infringement liability to MTI with respect to any patent or other forms of intellectual property.

         4. Neither MTI nor MCMS shall be required to disclose to or grant the other party any rights with respect to any inventions or improvements relating to the Know-How which are first conceived after the Effective Date.

         5. The parties agree that this Agreement shall be effective as of the Effective Date and shall continue in effect unless and until the parties terminate it in a writing signed by both of them.

         6. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and all prior agreements, negotiations and understandings with respect to the subject matter hereof are superseded by this Agreement, except that,
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notwithstanding the foregoing, the Patent License Agreement entered into by and between MTI and MCMS effective August 31, 1992 shall be terminated according to its terms on or after the Effective Date, with all other rights, privileges and obligations of the Patent License Agreement remaining in full force and effect.

         7. Each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         8. This Agreement may not be varied in its terms by any oral agreement or representation or otherwise except by an instrument in writing subsequent to the Effective Date executed by both parties. No breach of any provision hereof can be waived unless in writing.

         9. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Idaho without reference to the choice of law principles thereof.

         IN WITNESS HEREOF, each of the parties, by its duly authorized representative, has executed this Agreement as of the Effective Date.


                              MCMS, INC.

                              By:___________________________________

                              Title:________________________________


                              MICRON TECHNOLOGY, INC.

                              By:___________________________________

                              Title:________________________________